Exhibit 4





                               GULF POWER COMPANY


                                       TO


                            THE CHASE MANHATTAN BANK,


                                   As Trustee.





                             SUPPLEMENTAL INDENTURE


                        providing among other things for


                              FIRST MORTGAGE BONDS

                       6 1/2% Series due November 1, 2006





                          Dated as of November 1, 1996







This instrument was prepared by G. Edison Holland, Jr., Seventh Floor, Blount Building, 3 West Garden Street, Pensacola, Florida 32501, and Thomas J. Hartland, Jr., 600 Peachtree Street, N.E., Suite 5200, Atlanta, Georgia 30308-2216.

         SUPPLEMENTAL INDENTURE, dated as of November 1, 1996, made and entered into by and between GULF POWER COMPANY, a corporation organized and existing under the laws of the State of Maine (hereinafter commonly referred to as the "Company"), and THE CHASE MANHATTAN BANK, a banking corporation organized and existing under the laws of the State of New York, with its principal office in the Borough of Manhattan, The City of New York, formerly Chemical Bank, successor by merger to The Chase Manhattan Bank (National Association), formerly The Chase Manhattan Bank, successor by merger to The Chase National Bank of the City of New York, as trustee (hereinafter commonly referred to as the "Trustee"), as Trustee under the Indenture dated as of September 1, 1941 between the Company and The Chase National Bank of the City of New York, as trustee, and The Citizens & Peoples National Bank of Pensacola, as trustee (hereinafter commonly referred to as the "Co-Trustee"), the Trustee and the Co-Trustee being hereinafter commonly referred to as the "Trustees", securing bonds issued and to be issued as provided therein (hereinafter sometimes referred to as the "Indenture").

         WHEREAS the Company and the Trustees have executed and delivered the Indenture for the purpose of securing an issue of bonds of the 1971 Series described therein and such additional bonds as may from time to time be issued under and in accordance with the terms of the Indenture, the aggregate principal amount of bonds to be secured thereby being not limited, and the Indenture fully describes and sets forth the property conveyed thereby and is of record in the Office of the Clerk of the Circuit, Superior or Chancery Court of each county in the States of Florida, Georgia and Mississippi in which this Supplemental Indenture is to be recorded and is on file at the principal office of the Trustee, above referred to; and

         WHEREAS the Company and the Trustees, or the Trustee, as the case may be, have executed and delivered various supplemental indentures for the purpose, among others, of further securing said bonds and of setting forth the terms and provisions relating to the bonds of other series described therein, which supplemental indentures describe and set forth additional property conveyed thereby and are also of record in the Offices of the Clerks of the Circuit, Superior or Chancery Courts of some or all of the counties in the States of Florida, Georgia and Mississippi in which this Supplemental Indenture is to be recorded and are on file at the principal office of the Trustee, above referred to; and

         WHEREAS effective December 9, 1993, the Company and the Trustee have accepted the resignation of the Co-Trustee pursuant to Section 16.20 of the Indenture; and

         WHEREAS the Indenture provides for the issuance of bonds thereunder in one or more series and the Company, by appropriate corporate action in conformity with the terms of the Indenture, has duly determined to create a series of bonds under the Indenture to be designated as "6 1/2% Series due November 1, 2006" (hereinafter sometimes referred to as the "Forty-seventh Series"), each of which bonds shall also bear the descriptive title "First Mortgage Bond", the bonds of such series to bear interest at the annual rate designated in the title thereof and to mature November 1, 2006; and

         WHEREAS each of the bonds of the Forty-seventh Series is to be substantially in the following form, to-wit:

                   [FORM OF BOND OF THE FORTY-SEVENTH SERIES]

                                     [FACE]

                               GULF POWER COMPANY

             First Mortgage Bond, 6 1/2% Series Due November 1, 2006

No.                                                                     $

         Gulf Power Company, a Maine corporation (hereinafter called the "Company"), for value received, hereby promises to pay to or registered assigns, the principal sum of Dollars on November 1, 2006, and to pay to the registered holder hereof interest on said sum from the latest semi-annual interest payment date to which interest has been paid on the bonds of this series preceding the date hereof, unless the date hereof be an interest payment date to which interest is being paid, in which case from the date hereof, or unless the date hereof is prior to May 1, 1997, in which case from November 1, 1996 (or, if this bond is dated between the record date for any interest payment date and such interest payment date, then from such interest payment date, provided, however, that if the Company shall default in payment of the interest due on such interest payment date, then from the next preceding semi-annual interest payment date to which interest has been paid on the bonds of this series, or if such interest payment date is May 1, 1997, from November 1, 1996), at the rate per annum, until the principal hereof shall have become due and payable, specified in the title of this bond, payable on May 1 and November 1 in each year.

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         The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         This bond shall not be valid or become obligatory for any purpose unless and until it shall have been authenticated by the execution by the Trustee or its successor in trust under the Indenture of the certificate endorsed hereon.

         IN WITNESS WHEREOF, Gulf Power Company has caused this bond to be executed in its name by its President or one of its Vice Presidents by his signature or a facsimile thereof, and its corporate seal or a facsimile thereof to be affixed hereto or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries by his signature or a facsimile thereof.

Dated,

                                                           GULF POWER COMPANY,


                                                            By
                                                                President
Attest:


Secretary




                         [FORM OF TRUSTEE'S CERTIFICATE]

                              TRUSTEE'S CERTIFICATE

         This bond is one of the bonds, of the series designated therein, described in the within-mentioned Indenture.

                                                     THE CHASE MANHATTAN BANK,
                                                     as Trustee,


                                                     By
                                                          Authorized Officer

                                    [REVERSE]

                               GULF POWER COMPANY

             FIRST MORTGAGE BOND, 6 1/2% SERIES DUE NOVEMBER 1, 2006

         The interest payable on any May 1 or November 1 will, subject to certain exceptions provided in the Indenture hereinafter mentioned, be paid to the person in whose name this bond is registered at the close of business on the record date, which shall be the April 15 or October 15, as the case may be, next preceding such interest payment date, or, if such April 15 or October 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close. The principal of and the premium, if any, and interest on this bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

         This bond is one of the bonds issued and to be issued from time to time under and in accordance with and all secured by an indenture of mortgage or deed of trust dated as of September 1, 1941, between the Company and The Chase National Bank of the City of New York to which The Chase Manhattan Bank is successor (hereinafter sometimes referred to as the "Trustee"), and The Citizens & Peoples National Bank of Pensacola, as Trustees, and indentures supplemental thereto, to which indenture and indentures supplemental thereto (hereinafter referred to collectively as the "Indenture") reference is hereby made for a description of the property mortgaged and pledged, the nature and extent of the security and the rights, duties and immunities thereunder of the Trustee and the rights of the holders of said bonds and of the Trustee and of the Company in respect of such security, and the limitations on such rights. By the terms of the Indenture the bonds to be secured thereby are issuable in series which may vary as to date, amount, date of maturity, rate of interest and in other respects as in the Indenture provided.

         The bonds of this series may not be redeemed by operation of the improvement fund or the replacement provisions of the Indenture or by the use of proceeds of released property.

         Upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, any or all of the bonds of this series may be redeemed by the Company, at its option, at any time and from time to time by the payment of a regular redemption price equal to the greater of (i) 100% of the principal amount of the bonds being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the bonds being redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 5 basis points, plus, for (i) or (ii) above, whichever is applicable, accrued interest on the bonds to the date of redemption.

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of bonds to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of this series.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day in New York City preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for US Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

         "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.

         "Reference Treasury Dealer" means a primary US Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

         "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).

         In case of certain defaults as specified in the Indenture, the principal of this bond may be declared or may become due and payable on the conditions, at the time, in the manner and with the effect provided in the Indenture.

         No recourse shall be had for the payment of the principal of or premium, if any, or interest on this bond, or for any claim based hereon, or otherwise in respect hereof or of the Indenture, to or against any incorporator, stockholder, director or officer, past, present or future, as such, of the Company, or of any predecessor or successor company, either directly or through the Company, or such predecessor or successor company, under any constitution or statute or rule of law, or by the enforcement of any assessment or penalty, or otherwise, all such liability of incorporators, stockholders, directors and officers, as such, being waived and released by the holder and owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Indenture.

         Every bond of this series shall be dated as of the date of authentication.

         This bond is transferable by the registered owner hereof, in person or by attorney duly authorized, at the office or agency of the Trustee, in the Borough of Manhattan, The City of New York, but only in the manner prescribed in the Indenture, upon the surrender and cancellation of this bond and the payment of charges for transfer, and upon any such transfer a new bond or bonds of the same series and maturity date and for the same aggregate principal amount, in authorized denominations, will be issued to the transferee in exchange herefor. The Company and the Trustee may deem and treat the person in whose name this bond is registered as the absolute owner for the purpose of receiving payment and for all other purposes. Bonds of this series shall be exchangeable for bonds of other authorized denominations having the same aggregate principal amount, in the manner and upon the conditions prescribed in the Indenture. However, notwithstanding the provisions of the Indenture, no charge shall be made upon any transfer or exchange of bonds of this series other than for any tax or taxes or other governmental charge required to be paid by the Company.

         AND WHEREAS all acts and things necessary to make the bonds, when authenticated by the Trustee and issued as in the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture provided, the valid, binding and legal obligations of the Company, and to constitute the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture valid, binding and legal instruments for the security thereof, have been done and performed, and the creation, execution and delivery of the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture and the creation, execution and issue of bonds subject to the terms hereof and of the Indenture, have in all respects been duly authorized.

         NOW, THEREFORE, in consideration of the premises, and of the acceptance and purchase by the holders thereof of the bonds issued and to be issued under the Indenture, and of the sum of One Dollar duly paid by the Trustee to the Company, and of other good and valuable considerations, the receipt whereof is hereby acknowledged, and for the purpose of securing the due and punctual payment of the principal of and premium, if any, and interest on the bonds now outstanding under the Indenture, or the Indenture as supplemented and amended, and the $25,000,000 principal amount of bonds of the Forty-seventh Series proposed to be initially issued and all other bonds which shall be issued under the Indenture, or the Indenture as supplemented and amended, and for the purpose of securing the faithful performance and observance of all covenants and conditions therein and in any indenture supplemental thereto set forth, the Company has given, granted, bargained, sold, transferred, assigned, hypothecated, pledged, mortgaged, warranted, aliened and conveyed and by these presents does give, grant, bargain, sell, transfer, assign, hypothecate, pledge, mortgage, warrant, alien and convey unto The Chase Manhattan Bank, as Trustee, as provided in the Indenture, and its successor or successors in the trust thereby and hereby created and to its or their assigns forever, all the right, title and interest of the Company in and to the property described in Exhibit "A" attached hereto and by this reference made a part hereof, together (subject to the provisions of Article X of the Indenture) with the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and does hereby confirm that the Company will not cause or consent to a partition, either voluntary or through legal proceedings, of property, whether herein described or heretofore or hereafter acquired, in which its ownership shall be as a tenant in common except as permitted by and in conformity with the provisions of the Indenture and particularly of Article X thereof.

         TOGETHER WITH all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the premises, property, franchises and rights, or any thereof, referred to in the foregoing granting clauses, with the reversion and reversions, remainder and remainders and (subject to the provisions of Article X of the Indenture) the tolls, rents, revenues, issues, earnings, income, products and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid premises, property, franchises and rights and every part and parcel thereof.

         TO HAVE AND TO HOLD all said premises, property, franchises and rights hereby conveyed, assigned, pledged or mortgaged, or intended so to be, unto the Trustee, its successor or successors in trust, and its or their assigns forever;

         BUT IN TRUST, NEVERTHELESS, with power of sale, for the equal and proportionate benefit and security of the holders of all bonds and interest coupons now or hereafter issued under the Indenture, as supplemented and amended, pursuant to the provisions thereof, and for the enforcement of the payment of said bonds and coupons when payable and the performance of and compliance with the covenants and conditions of the Indenture, as supplemented and amended, without any preference, distinction or priority as to lien or otherwise of any bond or bonds over others by reason of the difference in time of the actual issue, sale or negotiation thereof or for any other reason whatsoever, except as otherwise expressly provided in the Indenture, as supplemented and amended; and so that each and every bond now or hereafter issued thereunder shall have the same lien, and so that the principal of and premium, if any, and interest on every such bond shall, subject to the terms of the Indenture, as supplemented and amended, be equally and proportionately secured thereby and hereby, as if it had been made, executed, delivered, sold and negotiated simultaneously with the execution and delivery of the Indenture.

         AND IT IS EXPRESSLY DECLARED that all bonds issued and secured thereunder and hereunder are to be issued, authenticated and delivered, and all said premises, property, franchises and rights hereby and by the Indenture, as supplemented and amended, conveyed, assigned, pledged or mortgaged, or intended so to be (including all the right, title and interest of the Company in and to any and all premises, property, franchises and rights of every kind and description, real, personal and mixed, tangible and intangible, thereafter acquired by the Company and whether or not specifically described in the Indenture or in any indenture supplemental thereto, except any therein expressly excepted), are to be dealt with and disposed of, under, upon and subject to the terms, conditions, stipulations, covenants, agreements, trusts, uses and purposes in the Indenture, as supplemented and amended, expressed, and it is hereby agreed as follows:

         SECTION 1. There is hereby created a series of bonds designated as hereinabove set forth (said bonds being sometimes herein referred to as the "bonds of the Forty-seventh Series") and the form thereof shall be substantially as hereinabove set forth. Bonds of the Forty-seventh Series shall mature on the date specified in the form thereof hereinabove set forth, and the definitive bonds of such series shall be issued only as registered bonds without coupons. Bonds of the Forty-seventh Series shall be in such denominations as the Board of Directors shall approve, and execution and delivery thereof to the Trustee for authentication shall be conclusive evidence of such approval. The serial numbers of bonds of the Forty-seventh Series shall be such as may be approved by any officer of the Company, the execution thereof by any such officer to be conclusive evidence of such approval.

         Bonds of the Forty-seventh Series, until the principal thereof shall have become due and payable, shall bear interest at the annual rate designated in the title thereof, payable semi-annually on May 1 and November 1 in each year.

         The principal of and premium, if any, and the interest on the bonds of the Forty-seventh Series shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the office or agency of the Company in the Borough of Manhattan, The City of New York, designated for that purpose.

         Bonds of the Forty-seventh Series may be transferred at the office or agency of the Trustee, in the Borough of Manhattan, The City of New York. Bonds of the Forty-seventh Series shall be exchangeable for other bonds of the same series, in the manner and upon the conditions prescribed in the Indenture, upon the surrender of such bonds at said office or agency of the Trustee. However, notwithstanding the provisions of Section 2.05 of the Indenture, no charge shall be made upon any transfer or exchange of bonds of said series other than for any tax or taxes or other governmental charge required to be paid by the Company.

         The person in whose name any bond of the Forty-seventh Series is registered at the close of business on any record date (as hereinbelow defined) with respect to any interest payment date shall be entitled to receive the interest payable on such interest payment date notwithstanding the cancellation of such bond upon any transfer or exchange thereof subsequent to the record date and prior to such interest payment date, except if and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such bond (or any bond or bonds issued, directly or after intermediate transactions, upon transfer or exchange or in substitution thereof) is registered on a subsequent record date for such payment established as hereinafter provided. A subsequent record date may be established by the Company by notice mailed to the holders of bonds not less than ten days preceding such record date, which record date shall be not less than five nor more than thirty days prior to the subsequent interest payment date. The term "record date" as used in this Section with respect to any regular interest payment date shall mean the April 15 or October 15, as the case may be, next preceding such interest payment date, or, if such April 15 or October 15 shall be a legal holiday or a day on which banking institutions in the Borough of Manhattan, The City of New York, are authorized by law to close, the next preceding day which shall not be a legal holiday or a day on which such institutions are so authorized to close.

         Bonds of the Forty-seventh Series shall be dated as of the date of authentication and shall bear interest from the latest semi-annual interest payment date to which interest has been paid on the bonds of such series preceding the date of authentication, unless such date of authentication be an interest payment date to which interest is being paid on the bonds of such series, in which case they shall bear interest from such date of authentication, provided that bonds authenticated prior to the first interest payment date shall bear interest from a date six months prior to such date. However, so long as there is no existing default in the payment of interest on such bonds, the holder of any bond authenticated by the Trustee between the record date for any interest payment date and such interest payment date shall not be entitled to the payment of the interest due on such interest payment date and shall have no claim against the Company with respect thereto; provided, further, that if and to the extent the Company shall default in the payment of the interest due on such interest payment date, then any such bond shall bear interest from the May 1 or November 1, as the case may be, next preceding the date of such bond, to which interest has been paid or, if the Company shall be in default with respect to the interest due on May 1, 1997, then from November 1, 1996.

         The bonds of the Forty-seventh Series shall not be redeemable by the operation of Section 4 of the Supplemental Indenture dated as of October 1, 1964 or of Section 2 of this Supplemental Indenture or of the improvement fund provisions of any supplemental indenture other than this Supplemental Indenture or by the use of proceeds of released property.

         Any or all of the bonds of the Forty-seventh Series shall be redeemable at the option of the Company, at any time and from time to time, prior to maturity, upon notice given by mailing the same, by first class mail postage prepaid, not less than thirty nor more than forty-five days prior to the date fixed for redemption to each registered holder of a bond of the Forty-seventh Series to be redeemed (in whole or in part) at the last address of such holder appearing on the registry books, at a regular redemption price equal to the greater of (i) 100% of the principal amount of the bonds of the Forty-seventh Series being redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the bonds of the Forty-seventh Series being redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Yield plus 5 basis points, plus, for (i) or (ii) above, whichever is applicable, accrued interest on such bonds to the date of redemption.

         "Treasury Yield" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of bonds of the Forty-seventh Series to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such bonds.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day in New York City preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for US Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the Reference Treasury Dealer Quotation for such redemption date.

         "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company and reasonably acceptable to the Trustee.

         "Reference Treasury Dealer" means a primary US Government securities dealer in New York City appointed by the Company and reasonably acceptable to the Trustee.

         "Reference Treasury Dealer Quotation" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount and quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day in New York City preceding such redemption date).

         SECTION 2. The Company covenants that, so long as any bonds of the Forty-seventh Series shall be outstanding under the Indenture, it will, on or before June 1 in each year commencing with June 1, 1997:

                           (a) deposit with the Trustee subject to the
                  provisions of this Section cash and/or bonds of any series authenticated under the Indenture then outstanding (taken at their principal amount) in an amount equal to the "improvement fund requirement" (which term, as used in this Section, shall mean for any year an amount equal to one per centum (1%) of the aggregate principal amount of bonds of the Forty-seventh Series authenticated and delivered by the Trustee pursuant to the provisions of Articles IV, V and VI of the Indenture, prior to January 1 of that year, after deducting from such aggregate principal amount the principal amount of bonds of the Forty-seventh Series which, prior to January 1 of that year, have been deposited with the Trustee for cancellation as the basis for the release of property or for the withdrawal of cash representing proceeds of released property or have been purchased or redeemed by the use of proceeds of released property); or

                           (b) to the extent that it does not so deposit cash
                  and/or bonds, certify to the Trustee unfunded net property additions in an amount equal to one hundred sixty-six and two-thirds per centum (166 2/3%) of the portion of the improvement fund requirement not so satisfied.

         The term "improvement fund certificate", as used in this Section, shall mean an accountant's certificate filed by the Company with the Trustee pursuant to this Section. Such certificate may be a separate certificate or it may be combined with an improvement fund certificate or certificates filed pursuant to the improvement fund provisions of the Indenture or of any other indenture or indentures supplemental thereto.

         On or before the first day of June in each year, beginning June 1, 1997, so long as any bonds of the Forty-seventh Series are outstanding under the Indenture, the Company shall deliver to the Trustee an improvement fund certificate showing the improvement fund requirement for that year, the amount of cash, if any, and the principal amount of bonds authenticated under the Indenture then outstanding, if any, then to be deposited by the Company with the Trustee and, if the Company elects to satisfy the improvement fund requirement for that year in whole or in part by the certification of unfunded net property additions, the amount, if any, of unfunded net property additions to be certified. The Company shall, concurrently with the delivery to the Trustee of such certificate, deposit with the Trustee the amount of cash, if any, and the principal amount of bonds, if any, shown in such certificate.

         No property additions shall be certified in any improvement fund certificate pursuant to the provisions of this Section unless there shall be delivered to the Trustee with such certificate the applicable certificates, opinion of counsel, instruments and cash, if any, required by paragraphs (3),
(4), (5), (7), (9) and (10) of Section 4.05 of the Indenture showing that the Company has unfunded net property additions equal to the amount so certified.

         The Trustee shall hold any cash deposited with it under the provisions of this Section as a part of the mortgaged and pledged property until paid out as hereinafter provided. Any cash deposited with the Trustee under the provisions of this Section may, upon receipt by the Trustee of the written order of the Company signed by its President or a Vice President, of a treasurer's certificate such as is described in paragraph (2) of Section 4.05 of the Indenture and of an opinion of counsel,

                  (1) be withdrawn, used or applied by the Company in accordance with the provisions of paragraph (2), (3) or (4) of Section 10.05 of the Indenture, except that any premium required to be paid to purchase or redeem bonds shall be paid out of funds held by the Trustee under this Section and the Company shall not be required to furnish the Trustee with additional funds for such purpose or to reimburse the Trustee or the improvement fund for moneys so paid out. Interest and expenses in connection with purchases or redemptions pursuant to this Section shall be dealt with as provided in Section 9.05 of the Indenture; or

                  (2) be withdrawn by the Company to the extent of sixty per centum (60%) of the amount of unfunded net property additions certified to the Trustee for such purpose, but only upon receipt by the Trustee of the applicable certificates, opinion of counsel, instruments and cash, if any, required by paragraphs (3), (4), (5), (7), (9) and (10) of Section 4.05 of the Indenture, showing that the Company has unfunded net property additions equal to the amount so certified.

         Bonds deposited with the Trustee pursuant to this Section, or purchased or redeemed by the use of cash deposited pursuant to this Section, shall be cancelled and shall not be thereafter made the basis for the authentication of bonds, the withdrawal, use or application of cash, or the release of property, under any of the provisions of the Indenture, or thereafter used to satisfy the requirements of this Section or of any other improvement fund provided for in the Indenture or in any indenture supplemental thereto or to satisfy any replacement deficit pursuant to Section 4 of the Supplemental Indenture dated as of October 1, 1964.

         To the extent that unfunded net property additions are certified to the Trustee to satisfy the improvement fund requirement for any year in whole or in part or as a basis for the withdrawal of cash deposited with the Trustee under the provisions of this Section, the amount of such unfunded net property additions shall thereafter be deducted in computing the amount of unfunded net property additions under Section 1.11 of the Indenture and in computing gross property additions under Section 7.07 of the Indenture.

         SECTION 3. The Company covenants that the provisions of Section 4 of the Supplemental Indenture dated as of October 1, 1964, which are to remain in effect so long as any bonds of the Tenth Series shall be outstanding under the Indenture, shall remain in full force and effect so long as any bonds of the Forty-seventh Series shall be outstanding under the Indenture.

         SECTION 4. As supplemented by this Supplemental Indenture, the Indenture, as heretofore supplemented and amended, is in all respects ratified and confirmed and the Indenture, as heretofore supplemented and amended, and this Supplemental Indenture shall be read, taken and construed as one and the same instrument.

         SECTION 5. Nothing in this Supplemental Indenture contained shall, or shall be construed to, confer upon any person other than a holder of bonds issued under the Indenture, the Company and the Trustee any right or interest to avail himself of any benefit under any provision of the Indenture, as heretofore supplemented and amended, or of this Supplemental Indenture.

         SECTION 6. The Trustee assumes no responsibility for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

         SECTION 7. This Supplemental Indenture may be executed in several counterparts and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, said Gulf Power Company has caused this Supplemental Indenture to be executed in its corporate name by its President or one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by its Secretary or one of its Assistant Secretaries, and said The Chase Manhattan Bank, as Trustee, has caused this Supplemental Indenture to be executed in its corporate name by one of its Vice Presidents and its corporate seal to be hereunto affixed and to be attested by one of its Assistant Secretaries or one of its Trust Officers, in several counterparts, all as of the day and year first above written.



                                                GULF POWER COMPANY



[SEAL]                                          By:___________________________
                                                        A. E. Scarbrough
                                                         Vice President
                                                      500 Bayfront Parkway
                                                     Pensacola, Florida 32501
Attest:


--------------------------
Warren E. Tate, Secretary
500 Bayfront Parkway
Pensacola, Florida 32501

Signed, sealed and delivered this 15th day of November, 1996 by GULF POWER COMPANY, in the County of Escambia, State of Florida, in the presence of:


--------------------------
Linda Malone

--------------------------
Tina James

                                                     THE CHASE MANHATTAN BANK,
                                                     as Trustee


                                                 By:___________________________
                                                           Valerie Dunbar
                                                           Vice President
                                                        450 West 33rd Street
                                                      New York, New York 10001

Attest:


--------------------------
Lucia Jaklitsch
Corporate Trust Officer
450 West  33rd Street
New York, New York 10001

Signed, sealed and delivered this 15th day of November 1996 by THE CHASE MANHATTAN BANK in the presence of:


--------------------------
Deirdra N. Ross

--------------------------
Patricia M. Marshall

STATE OF FLORIDA    )
                    )
COUNTY OF ESCAMBIA  )



         The foregoing instrument was acknowledged before me this 15th day of November, 1996, by A. E. Scarbrough, Vice President of GULF POWER COMPANY, a Maine corporation, on behalf of the corporation. He is personally known to me and did take an oath.



                                              ---------------------------
                                              Candace Klinglesmith
                                              Notary Public - State of Florida
                                              County of Escambia
[NOTARIAL SEAL]                               My Commission Expires: 5/18/99
                                              Commission No.: CC 446149

STATE OF NEW YORK )
                  )
COUNTY OF KINGS   )


         The foregoing instrument was acknowledged before me this 15th day of November, 1996, by Valerie Dunbar, a Vice President of THE CHASE MANHATTAN BANK, a New York banking corporation, on behalf of the corporation. She is personally known to me and did take an oath.


                                                  -----------------------------
                                                  Della K. Benjamin
                                                  Notary Public
                                                  State of New York
[NOTARIAL SEAL]                                   No. 01BE4659667
                                                  Qualified in Kings County
                                                  Commission Expires 4/30/97




                                                                   Exhibit A


                                       I.

                             STEAM GENERATING PLANTS

         1. All additions to Crist Steam Plant, located on Governor's Bayou and Thompson's Bayou near Pensacola, Florida in Escambia County, not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture.

         2. All additions to Scholz Steam Plant, located on the west bank of the Apalachicola River in Jackson County near Chattahoochee, Florida, not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture.

         3. All additions to Lansing Smith Steam Plant located on Alligator Bayou and North Bay near Panama City, Florida situated in Bay County, not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture.

         4. All additions to Caryville Electric Generating Plant Site, located on Choctawhatchee River situated in Holmes and Washington Counties, in the State of Florida, not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture.

         5. A 50% undivided interest in all additions to V. J. Daniel Electric Generating Plant, located on the Pascagoula River, near Pascagoula, Mississippi situated in Jackson County, not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture.

         6. A 25% undivided interest in all additions to Unit No. 3 and a 6.25% undivided interest in all additions to Common Facilities of Plant Scherer Electric Generating Plant, located in Monroe County, Georgia, not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture.

                                       II.

                           ELECTRIC TRANSMISSION LINES

         All the electric transmission lines of the Company acquired or constructed by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including towers, poles, pole lines, wires, switch racks, switchboards, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such transmission lines or any of them, or adjacent thereto, and all service lines extending therefrom; together with all real property, rights of way, easements, permits, privileges, franchises and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation or other governmental subdivision, including property in the State of Florida, described as follows:


         East Bay - Hurlburt 115 kv Transmission Line extending ten (10) miles from the East Bay Substation in Santa Rosa County to the Hurlburt Substation in Okaloosa County, Florida.

         Together with lands in Santa Rosa County upon which a portion of said Transmission Line is located, described as:

         Lot Five (5), Block Thirty-nine (39), Second Addition to Navarre, as recorded in Plat Book "C", Page 31, in the Public Records of Santa Rosa County, Florida.

         Also:

         That certain parcel of land lying in Section 17, Township 2 South, Range 26 West, County of Santa Rosa, State of Florida, which is more particularly described as follows:

                  Commence at an iron rod and cap stamped "L. J. Parker #3286" at the Southeast corner of Section 17, Township 2 South, Range 26 West, Santa Rosa County, Florida; thence go North 02 degrees 20 minutes 33 seconds East a distance of 1994.99 feet along the East line of said Section 17 to a point; thence go North 80 degrees 54 minutes 46 seconds West a distance of
                  124.94 feet; thence go North 12 degrees 57 minutes 11 seconds West a distance of 835.07 feet to the Point of Beginning of the following described parcel; thence go North 87 degrees 45 minutes 31 seconds West a distance of 127.76 feet to a point on the Easterly right of way line of Florida State Highway #87 (a 66 foot right of way); thence North 10 degrees 19 minutes 57 seconds East a distance 101.01 feet along the Easterly right of way of said highway; thence South 87 degrees 45 minutes 31 seconds East a distance of 138.19 feet; thence South 12 degrees 57 minutes 11 seconds East a distance of
                  103.63 feet; thence North 87 degrees 45 minutes 31 seconds West a distance of 51.81 feet to the Point of Beginning. All lying and being in Section 17, Township 2 South, Range 26 West, Santa Rosa County, Florida. Containing 15,888.571 square feet or 0.365 acres, more or less.

         Said Transmission Line is constructed on easements described as follows:

         Transmission line easements recorded in Official Records Book 1484, Page 1305, dated July 14, 1995; Official Records Book 1475, Page 1306, dated June 8, 1995; Official Records Book 1475, Page 1311, dated June 8, 1995; Official Records Book 1475, Page 1309, dated June 7, 1995; Official Records Book 1460, Page 1125, dated February 21, 1995; Official Records Book 1520, Page 1349, dated December 6, 1995; Official Records Book 1520, Page 1355, dated September 21, 1995; Official Records Book 1520, Page 1357, dated October 11, 1995; all being in Santa Rosa County, Florida; AND: Official Records Book 2020, Page 792, dated June 21, 1996; Official Records Book 2020, Page 801, dated July 14, 1996; Official Records Book 2020, Page 803, dated July 26, 1996; Official Records Book 2020, Page 783, dated July 2, 1996; Official Records Book 2020, Page 795, dated July 2, 1996; Official Records Book 2020, Page 777, dated June 28, 1996; Official Records Book 2020, Page 798, dated June 24, 1996; Official Records Book 2020, Page 780, dated June 25, 1996; Official Records Book 2020, Page 789, dated June 27, 1996; Official Records Book 2020, Page 786, dated August 9, 1996, and Official Records Book 2020, Page 806, dated June 20, 1996.
         All being in Okaloosa County, Florida.

                                      III.

                              DISTRIBUTION SYSTEMS

         All the electric distribution systems of the Company acquired or constructed by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, including substations, transformers, switchboards, towers, poles, wires, insulators, subways, trenches, conduits, manholes, cables, meters and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with such distribution systems or any of them, or adjacent thereto; together with all real property, rights of way, easements, permits, privileges, franchises, and rights for or relating to the construction, maintenance or operation thereof, through, over, under or upon any private property or any public streets or highways within as well as without the corporate limits of any municipal corporation or other governmental subdivision.

                                       IV.

                                   SUBSTATIONS

         All of the substations of the Company for transforming or distributing or otherwise regulating electric current at any of its plants and elsewhere acquired or constructed by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture, together with all buildings, transformers, wires, insulators and other appliances and equipment, and all other property, real or personal, forming a part of or appertaining to or used, occupied or enjoyed in connection with any of such substations or adjacent thereto.

                                       V.

                               OTHER REAL PROPERTY

         All other real property of the Company and all interests therein of every nature and description and wherever located acquired by it and not heretofore described in the Indenture or any supplement thereto and not heretofore released from the lien of the Indenture.